EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-05483) of SEACOR Holdings Inc.,

(2)	Registration Statement (Form S-3 No. 333-11705) of SEACOR Holdings Inc.,

(3)	Registration Statement (Form S-3 No. 333-20921) of SEACOR Holdings Inc.,

(4)	Registration Statement (Form S-3 No. 333-22249) of SEACOR Holdings Inc.,

(5)	Registration Statement (Form S-3 No. 333-162024) of SEACOR Holdings Inc.,

(6)	Registration Statement (Form S-3 No. 333-37492) of SEACOR SMIT Inc.,

(7)	Registration Statement (Form S-3 No. 333-53326) of SEACOR SMIT Inc.,

(8)	Registration Statement (Form S-3 No. 333-56842) of SEACOR SMIT Inc.,

(9)	Registration Statement (Form S-3 No. 333-101373) of SEACOR SMIT Inc.,

(10)	Registration Statement (Form S-3 No.333-53874) of SEACOR SMIT Inc.,

(11)	Registration Statement (Form S-4 No. 333-124232) of SEACOR Holdings Inc.,

(12)	Registration Statement (Form S-4 No. 333-38841) of SEACOR SMIT Inc.,

(13)	Registration Statement (Form S-4 No. 333-53320) of SEACOR SMIT Inc.,

(14)	Registration Statement (Form S-8 No. 333-12637) pertaining to the 1992 Non-qualified Stock Option Plan and 1996 Share Incentive Plan of SEACOR Holdings Inc.,

(15)	Registration Statement (Form S-8 No. 333-105340) pertaining to the 2003 Share Incentive Plan of SEACOR SMIT Inc.,

(16)	Registration Statement (Form S-8 No. 333-105346) pertaining to the 2003 Share Incentive Plan of SEACOR SMIT Inc.,

(17)	Registration Statement (Form S-8 No. 333-126613) pertaining to the Seabulk International, Inc. Amended and Restated Equity Ownership Plan and Stock Option Plan for Directors of SEACOR Holdings Inc.,

(18)	Registration Statement (Form S-8 No. 333-143066) pertaining to the 2007 Share Incentive Plan of SEACOR Holdings Inc.,

(19)	Registration Statement (Form S-8 No. 33-179655) pertaining to the SEACOR Holdings Inc. 2009 Employee Stock Purchase Plan,

(20)	Registration Statement (Form S-8 No. 33-179656) pertaining to the SEACOR Holdings Inc. 2007 Share Incentive Plan, and

(21)	Registration Statement (Form S-8 No. 333-182082) pertaining to the SEACOR Holdings Inc. 2007 Share Incentive Plan;

of our reports dated February 27, 2013, with respect to the consolidated financial statements and schedule of SEACOR Holdings Inc., and the effectiveness of internal control over financial reporting of SEACOR Holdings Inc., included in this Annual Report (Form 10-K) of SEACOR Holdings Inc. for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida
February 27, 2013